SECURITY AGREEMENT

     THIS  SECURITY AGREEMENT ("Agreement") dated as of July  16,
1999, is made between XCL-Acquisitions, Inc. ("Grantor") and Construction Specialists, Inc. d/b/a Con-Spec, Inc. ("Con-Spec") and the Estate of J. Edgar Monroe (the "Estate" and, together with Con-Spec, collectively, the "Lender"), who agree as follows:

                            Recitals

     1. As an inducement for Lender to purchase an undivided interest in the notes described on Exhibit "A" (the "Seller Notes") from Grantor, a wholly owned subsidiary of XCL Ltd., and to extend the maturity date on certain loans owed by XCL Land Ltd., another wholly owned subsidiary of XCL Ltd., to Lender, L.M. Holding Associates, L.P., a Louisiana Partnership in Commendam (the "Partnership"), the general partner of which is XCL Land Ltd. and the limited partner of which is The Exploration Company of Louisiana, Inc., another wholly owned subsidiary of XCL Ltd., and which Partnership is the owner of a tract of land containing approximately 62,500 acres and located in St. James, St. John the Baptist and Ascension Parishes, Louisiana (the
"Lutcher Moore Tract"), has agreed pursuant to terms of that certain Assignment of Net Proceeds ("Assignment of Proceeds") to pay Lender 7.5% [calculated by multiplying (4.1/6.8 x 100) by 12.5%] of any net proceeds received by the Partnership from any activity on or from the Lutcher Moore Tract, except for payments for rights-of-way and 7.35% of the net proceeds received from the sale of the Lutcher Moore Tract less any commissions due upon the sale of such tract and all other expenses incurred in selling such tract, including but not limited to, attorneys' fees, recordation fees, abstract costs and title insurance premiums.

     2. The purchase of an undivided interest in the Seller Notes and the extension of the loans owed by XCL Land Ltd. will be of substantial benefit to the Grantor, and, consequently, in order to secure the full and punctual payment and performance of the Partnership's obligations under the Assignment of Proceeds, the Grantor has agreed to execute and deliver this Agreement and to pledge, deliver and grant a continuing security interest in and to the Collateral (as hereafter defined).

                            AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the Grantor and the Lender agree as follows:

     Section 2.     Definitions.

     1.   The terms "Agreement," "Assignment of Proceeds,"
"Grantor,"
"Lender,"  "Lutcher  Moore  Tract,"  "Partnership,"  and  "Seller
Notes," shall have the meanings indicated above.

     2. As used in this Agreement, the following terms shall have the following meanings:

          "Collateral" shall have the meaning defined in  Section
2 hereof.

          "Event  of  Default" shall have the meaning defined  in
Section 17 hereof.

          "General Intangibles" has the meaning given to it in the UCC.

          "Indebtedness"  shall  have  the  meaning  defined   in
Section 2 hereof.

           "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Grantor shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Permitted Liens" means (i) the Security Interests and any other Liens created, assumed or existing with respect to the Collateral in favor of Lender and (ii) any other Liens permitted by Lender in writing to be created or assumed or to exist with respect the Collateral.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Proceeds" has the meaning giving to it in the UCC.

          "Security Interests" means the security interests in the Collateral and Proceeds granted hereunder in favor of Lender securing the Indebtedness.

          "UCC" means the Uniform Commercial Code, Commercial Laws - Secured Transactions (Louisiana Revised Statutes 10:9-101 through :9-605) in the State of Louisiana, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.


     Section 3.     Security Interest.

     1. To secure the full and punctual payment and performance of all present and future amounts, liabilities, obligations and indebtedness of Grantor to the Lender pursuant to the terms of the Assignment of Proceeds (collectively, the "Indebtedness"), the Grantor hereby pledges, pawns, transfers and grants to the Lender a continuing security interest in and to all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising (collectively the "Collateral"):

          (1)  a 17.67% [calculated by taking 60.3% (4.1/6.8) of 29.3%
               (1,197,302.73/4,086,302.73)] undivided interest of the Seller Notes;

          (2)  17.67% [calculated by taking 60.3% (4.1/6.8) of 29.3%
               (1,197,302.73/4,086,302.73)] undivided interest of any and all monies and other distributions (cash or property), allocations or payments made or to be made pursuant to the Seller Notes or attributable to the Seller Notes;

          (3) all General Intangibles related in any way to the collateral described in clauses 1 or 2 above; and

          (4) all Proceeds and products of all or any of the collateral described in clauses 1-3 above.

     2. The security interests are granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

     Section 4. Delivery of Collateral. The Grantor has delivered the Seller Notes to Con-Spec as agent for the Lender and all other persons to whom a security interest in the Seller Notes is now or hereafter granted and Con-Spec acknowledges the receipt of such notes on its own behalf and on behalf of all other persons to whom a security interest in the Seller Notes is now or hereafter granted.

     Section 5. No Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than Grantor) asserting any claim thereto or security interest therein, except that Lender or its designee may have possession of Collateral as contemplated hereby. Except with respect to Permitted Liens, the Liens granted pursuant to this Agreement constitute perfected first priority Liens on the Collateral in favor of the Lender.

     Section 6. No Conflict. The Grantor has not performed any acts or signed any agreements which might prevent the Lender from enforcing any of the terms of this Agreement or which would limit the Lender in any such enforcement.

     Section 7. Name. The full name of Grantor is as it appears on page 1 of this Agreement.

     Section 8. Federal Taxpayer Number. The federal taxpayer identification number of Grantor is as follows: 51-0311223.

     Section 9. Chief Executive Office. The chief executive office of Grantor is 110 Rue Jean Lafitte, Lafayette, Louisiana
70505.

     Section 10. Location of Collateral. Grantor will keep and maintain all books or records relating to any of the Collateral at its chief executive office.

     Section 11. Filing Location. When a UCC financing statement has been filed in the offices of a Louisiana Clerk of Court of any parish other than Orleans (or in the case of Orleans Parish, with the Recorder of Mortgages), the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens except for the Permitted Liens and rights of others therein to the extent that such priority is afforded by the UCC.

     Section 12.    Title.  Grantor has good and merchantable title to
the   Collateral,   free   of  Liens  except   Permitted   Liens.
Furthermore, Grantor has not heretofore conveyed or agreed to convey or encumber any of the Collateral in any way, except in favor of Lender or other holders of Permitted Liens.

     Section 13. Incorporation and Existence. Grantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate the Collateral and to conduct the business in which it is currently engaged.

     Section 14. No Consents or Approvals. Except for those filings and registrations required to perfect the Liens created by this Agreement, the Grantor is not required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with, any governmental authority or any other Person in connection with the execution and delivery of this Agreement and the granting and perfection of the Security Interests pursuant to this Agreement.

     Section 15. Due Execution; Binding Obligation. This Agreement has been duly executed and delivered on behalf of the Grantor, and this Agreement constitutes a legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or
similar  laws  affecting the enforcement  of  creditors'   rights
generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

     Section 16. No Conflicts. The execution, delivery and performance of this Agreement will not (I) result in any violation of or be in conflict with or constitute a default under any terms of any agreement, contract, statute, regulation, law or ordinance; (ii) have a material adverse effect on the Collateral;
(iii) materially adversely affect the ability of Grantor to perform its obligations under this Agreement or the Assignment of Proceeds, or (iv) result in the creation of any Lien upon any of the properties or revenues of Grantor other than the Liens in favor of the Lender created pursuant to this Agreement.

     Section 17. Notice of Changes. Grantor will not change its name, corporate identity or taxpayer identification number in any manner unless it shall have given Lender at least five (5) days prior written notice thereof.

     Section 18.    Events of Default.   The term "Event of Default"
shall mean the occurrence of any one of the following events:

     1. The failure of Grantor to pay punctually when due any amount payable pursuant to the terms of the Assignment of Proceeds.

     2. Any representation or warranty made by Grantor (or any of its officers) under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made.

     3. The breach of any term, covenant or agreement made by Grantor hereunder or under any other agreement between Grantor and Lender (other than under clause (a), above), which breach is not cured within 30 days after receipt by Grantor of notice thereof.

     4. Grantor shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, shall be instituted by or against Grantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or Grantor shall take any corporate action to authorize any of the actions set forth above in this subsection
(d) of Section 17.

     5.   Any judgment or order for the payment of money in excess of
$5,000,000   shall  be  rendered  against  Grantor   and   either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order that have not been stayed for a period of ten (10) consecutive days and are not stayed at the time an action to enforce this Agreement or the Assignment of Proceeds is commenced, or (ii) there shall be any period of ten
(10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     6. Any non-monetary judgment or order shall be rendered against Grantor that is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Grantor, or
(ii) the ability of Grantor to perform its obligations under this
Agreement   or   the   Assignment   of   Proceeds,   and   either
(x) enforcement proceedings shall have been commenced by any person or entity upon such judgment or order that have not been stayed for a period of ten (10) consecutive days and are not stayed at the time an action to enforce this Agreement or the Assignment of Proceeds is commenced, or (y) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     Section 19.    Remedies upon Default.

     1. Sale. Upon the occurrence of an Event of Default, Lender may exercise all rights of a secured party under the UCC and other applicable law (including the Uniform Commercial Code as in effect in another applicable jurisdiction) and, in addition, Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory. Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Grantor will execute and deliver such documents and take such other action as Lender deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Lender shall have the right to deliver, assign and
transfer  to the purchaser thereof the Collateral so sold.   Each
purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Grantor which may be waived, and Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or
hereafter  adopted.   Grantor agrees that  ten  (10)  days  prior
written  notice  of  the time and place  of  any  sale  or  other
intended   disposition  of  any  of  the  Collateral  constitutes
"reasonable notification" within the meaning of Section 9-504(3) of the UCC, except that shorter notice or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall
(1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consulted. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix in the notice or such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender shall not be obligated to make any such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

     2. Foreclosure. Instead of exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. FOR THE PURPOSES OF LOUISIANA EXECUTORY PROCESS PROCEDURES, GRANTOR DOES HEREBY CONFESS JUDGMENT IN FAVOR OF LENDER FOR THE FULL AMOUNT OF THE INDEBTEDNESS. GRANTOR DOES BY THESE PRESENTS CONSENT, AGREE AND STIPULATE THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT IT SHALL BE LAWFUL FOR LENDER, AND THE GRANTOR DOES HEREBY AUTHORIZE LENDER, TO CAUSE ALL AND SINGULAR THE COLLATERAL TO BE SEIZED AND
SOLD UNDER EXECUTORY OR ORDINARY PROCESS, AT LENDER'S SOLE OPTION, WITH OR WITHOUT APPRAISEMENT, APPRAISEMENT BEING HEREBY EXPRESSLY WAIVED, IN ONE LOT AS AN ENTIRETY OR IN SEPARATE PARCELS AS LENDER MAY DETERMINE, TO THE HIGHEST BIDDER, AND OTHERWISE EXERCISE THE RIGHTS, POWERS AND REMEDIES AFFORDED
HEREIN  AND  UNDER  APPLICATION  LOUISIANA  LAW.   ANY  AND   ALL
DECLARATIONS OF FACT MADE BY AUTHENTIC ACT BEFORE A NOTARY PUBLIC
IN  THE PRESENCE OF TWO WITNESSES BY A PERSON DECLARING THAT SUCH
FACTS   LIE  WITHIN  HIS  KNOWLEDGE  SHALL  CONSTITUTE  AUTHENTIC
EVIDENCE  OF  SUCH   FACTS FOR THE PURPOSE OF EXECUTORY  PROCESS.
GRANTOR HEREBY WAIVES IN FAVOR OF LENDER: (A) THE BENEFIT OF APPRAISEMENT AS PROVIDED IN LOUISIANA CODE OF CIVIL PROCEDURE ARTICLES 2332, 2336, 2723 AND 2724, AND ALL OTHER LAWS CONFERRING
THE SAME; (B) THE DEMAND AND THREE DAYS DELAY ACCORDED BY LOUISIANA CODE OF CIVIL PROCEDURE ARTICLES 2639 AND 2721; (C) THE NOTICE OF SEIZURE REQUIRED BY LOUISIANA CODE OF CIVIL PROCEDURE ARTICLES 2293 AND 2721; (D) THE THREE DAYS DELAY PROVIDED BY LOUISIANA CODE OF CIVIL PROCEDURE ARTICLES 2331 AND 2722; AND
(E) THE BENEFIT OF THE OTHER PROVISIONS OF LOUISIANA CODE OF CIVIL PROCEDURE ARTICLES 2331, 2722 AND 2723, NOT SPECIFICALLY MENTIONED ABOVE.

     3. Effect of Securities Laws. The Grantor recognizes that the Lender may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the
Securities  Act  of  1933,  as  amended,  and  applicable   state
securities  laws but may be compelled to resort to  one  or  more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. If the Lender deems it advisable to do so for the foregoing or for other reasons, the Lender is authorized to limit the prospective bidders on or purchasers of any of the Collateral to such a restricted group of purchasers and may cause to be placed on certificates for any or all of the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended, and may not be disposed of in violation of the provision of said act, and to impose such other limitations or conditions in connection with any such sale as the Lender deems necessary or advisable in order to comply with said
act   or   any  other  securities  or  other  laws.  The  Grantor
acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Lender has no obligation to delay the sale of such Collateral for the period of  time  necessary to permit the registration of such Collateral for  public  sale under any securities laws. The  Grantor  agrees
that   a   private  sale  or  sales  made  under  the   foregoing
circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval, or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, the Grantor will execute all
applications  and  other  instruments  as  may  be  required   in
connection   with   securing  any  such  consent,   approval   or
authorization and will otherwise use its best efforts to secure same.

     Section 20. Limitation on Duty of Lender. Beyond the exercise of reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any broker or other agent or bailee selected by the Lender in good faith. The Lender shall be deemed to have exercised reasonable care with respect to any of the Collateral in its possession if the Lender takes such action for that purpose as the Grantor shall reasonably request in writing; but no failure to comply with any such request shall, of itself, be deemed a failure to exercise reasonable care.

     Section 21. Appointment of Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Lender may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

     Section 22. Expenses. All sums incurred by the Lender in enforcing or protecting any of the rights or remedies under this Agreement shall be additional Indebtedness hereunder and the Grantor agrees to pay all of the foregoing sums promptly on demand.

     Section 23. Termination. Upon the payment in full of the Indebtedness, this Agreement shall terminate. Upon request of the Grantor, Con-Spec or any other holder thereof shall deliver the Seller Notes to the Grantor. Upon request of Grantor, Lender shall execute and deliver to Grantor at Grantor's expense such termination statements as Grantor may reasonably request to evidence such termination.

     Section 24.    Notices.      Whenever this Agreement requires or
permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing (including telecopies, telegraphic, telex or cable communications) and mailed (prepaid postage), telecopied, telegraphed, telexed, cabled or delivered as follows:

          If to Grantor:

          XCL-Acquisitions, Inc.
          110 Rue Jean Lafitte
          P. O. Box 53775
          Lafayette, Louisiana 70505
          Attn: Benjamin B. Blanchet
          Telecopier: (318) 237-3316

          If to Lender:

          Construction Specialists, Inc. d/b/a Con-Spec, Inc.
          901 Airport Boulevard, Suite 705
          Houston, Texas 77061

               and

          Estate of J. Edgar Monroe
          Mr. Robert J. Monroe, Executor
          228 St. Charles Avenue, Suite 1402
          New Orleans, LA  70130

Or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Unless otherwise specified herein, all such notices and other communications, shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective and deemed delivered and received when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

     Section 25. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 26. Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof.

     Section 27. Cumulative Rights. The rights and remedies of the Lender under this Agreement shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 28. Titles of Sections. All titles or headings to sections of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

     Section 29. Governing Law. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

     Section 30. Successors and Assigns. All covenants and agreements made by or on behalf of the Grantor in this Agreement shall bind Grantor's successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

     Section 31. Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Grantor and the Lender have caused this Agreement to be duly executed as of the date first above written.

WITNESSES:                    XCL-ACQUISITIONS, INC.

_________________________
                             By:___________________________________
Name:____________________

                            Name:______________________________
(Please Print)
                            Title:______________________________

_________________________
Name:____________________
        (Please Print)
                              LENDER:

                              CONSTRUCTION SPECIALISTS, INC.
                              d/b/a  CON-SPEC, INC.

_________________________          By:________________________________________
Name:____________________          Name:  Patrick A. Tesson
        (Please Print)             Title:    President


_________________________
Name:____________________
      (Please Print)

                              ESTATE OF J. EDGAR MONROE


_________________________      By:_______________________________________
Name:____________________                   Robert J. Monroe
        (Please Print)                       Executor


_________________________
Name:____________________
        (Please Print)